United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2008

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2008, Urstadt Biddle Properties Inc. (the “Company”) entered into a Change of Control Agreement (“Agreement”) with John T. Hayes, Senior Vice President and Chief Financial Officer of the Company (“Employee”).  The Agreement provides that if the Employee’s employment with the Company terminates under certain circumstances within eighteen (18) months following a Change of Control, as defined in the Agreement, the Company shall pay the Employee an amount equal to twelve (12) months of the Employee’s base salary in effect at the date of the Change of Control and shall either: (a) continue in effect for a period of twelve months, for the benefit of the Employee and his family, life and health insurance, disability, medical and other benefit programs in which the Employee participates, provided that the Employee’s continued participation is possible, or (b) if such continued participation is not possible, arrange to provide for the Employee and his family similar benefits for the same period.   The Agreement is substantially similar to change of control agreements the Company has with its other executive officers.

Item 9.01               Financial Statements and Exhibits

The following exhibit is filed herewith:

Exhibit No. 99.1  Change of Control Agreement dated December 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2008	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ Thomas D. Myers
Thomas D. Myers
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Change of Control Agreement dated December 16, 2008